Agreement of Purchase and Sale of
                        Right of Use of State-Owned-Land


     Article 1. This agreement is made between:

              The vendor:  Sanhe City Land Management Bureau, Hebei Province,
                           The People's Republic of China
                           Legal Address:  Sanhe city
                           Postal Code: 065200
                           Legal Representative: Zhang Hai-Zhong
                                                 Position: Director

                     (hereinafter referred to as "Party A")

              And:

           The purchaser:  Sanhe City Yanjiao Sinoway Biotech Ltd.
                           Legal Address: Yanjiao Development Zone
                           Postal Code: 065201
                           Legal Representative: Liu Hui-Min
                                                 Position: Chairman

                     (hereinafter referred to as "Party B")

   In conformity with "The Municipal Real Estate Control Law of the People's Republic of China", "The Provisional Regulations on Sale and Transfer of the Right of Use of State-Owned Land of the People's Republic of China", and other conjunctional laws and stipulations laid down by the State and/ or local authorities, the two parties hereby agree to the terms and conditions contained in this agreement based on the principles of equality, voluntariness, and mutual benefit.

   Article 2. Party A hereby offers to sell the right of use of the land on the terms and conditions contained in this agreement. The ownership of the land belongs to the State. The State and government authorities possess the jurisdictional and administrative rights as laid down by law, as well as other prescribed rights associated with social and public benefit on the land. The underground resources, hidden objects underneath the surface, as well as municipal public facilities, if there are any, are excluded from this agreement of sale of using right of the land.

   Article 3. The land that Party A hereby agrees to sell to Party B is the developed land of a total area of 97,733 square meters located at the west of Yanchang Road in the Medical Area of the Development Zone.

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   Article  4. The term of the using  right of the land as set out  herein is 50 years, starting from the date when Party B receives the certificate of the land use right approved and issued by the government.

   Article 5. The land set forth herein shall be used for manufacture, research, and development of series of bio-chemical products in accordance with the approved overall plan. If Party B wishes to change the uses of the land within the using term, Party B shall obtain the approval from Party A and the city planning and administrative department prior to any changes. This agreement shall then be revised and resigned with adjusted selling price of the using right. Party B shall re-register the right of use of the land.

   Article 6. Party B shall start the development and construction of the land within six months from the effective date of this agreement. If Party B does not start the development and construction on time, it shall apply for the permission of postponement from the administration committee of the Development Zone. If Party B delays the development and construction without obtaining the aforementioned permission, the right of use of the land will be recalled by the land administration department without any conditions.

   Article 7. Party B hereby agrees to pay Party A the selling price of the right of use of the land, land using fee, the land value increase tax and any other related taxes and fees as stipulated in this agreement.

   Article 8. The selling price of the right of use of the land is RMB76.73 yuan per square meter. The total amount is RMB7,500,000 yuan.

   Article 9. Within 15 days after both parties have signed this agreement, Party B shall pay to Party A 20% of the total selling price which equals to RMB1,500,000 yuan, payable by cash or by certified cheque, as the deposit and part of the payment for the selling price of the right of use of the land.

   Within 60 days after both parties have signed this agreement, Party B shall pay to Party A in full the total selling price of the right of use of the land. If Party B does not pay when due the aforementioned full sale price, Party A shall have the right to terminate this agreement and demand from Party B compensation for any losses as a result of such default by Party B.

   Article 10. Within 30 days after Party B has paid in full the selling price and obtained the permission from the government, Party B shall register the right of use of the land, obtain the "State-owned land use certificate of the People's Republic of China" and obtain the right of use of the land.

   Article 11. Party B has agreed to pay the land using fee once every year starting from year 2000 according to the relevant stipulations. This land using fee is RMB1.00 yuan per square meter per year. This fee is due on October 30 each year.

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   Article 12. Upon  expiration  of the term of the land use right as stipulated herein, Party A shall have the right to withdraw the right of use of the land. Any buildings on and attachment to the land shall be regained by the State at no cost. Party B shall register the cancellation of the using right according to relevant regulations and return the land use certificate.

   If Party B wishes to continue to use the land, it shall submit to Party A an application one year prior to the expiry date. When such application is approved, both parties shall re-determine the term of using right of the land, the selling price of the land use right as well as other terms and conditions. Both parties shall sign a new extended sale and purchase agreement. Party B shall then register the right of use of the land.

   Article 13. Prior to the expiry date of the term of the land use right, Party A shall not withdraw the right of use of the land that Party B has legally obtained as stipulated herein, with the exception that under special circumstances, for the social and public benefit, Party A shall have the right, according to the legal procedures, to withdraw the right of use of the land prior to the expiry date of the term. Party A shall compensate Party B based on the number of years that Party B has used the land as well as the actual situation of the development and use of the land.

   Article 14. Party B shall have the right to transfer or lease the remaining term of right of use of all or part of the land as set out in this agreement provided that Party B has invested 25% or more of the total investment (excluding the sale price of the land use right) to develop and utilize the land set out herein (or that the construction area has reached 25% or more of the total designed construction area).

   Party B shall have the right to raise a mortgage on the right of use of the land provided that the mortgage loan must be used for the development and construction of the land set forth herein when the aforementioned conditions for the transfer of the land use right have not been met. The rights and interests of both the loan lender and borrower shall be protected by law.

   Article 15. Within the term of the land use right, the land administrative department of the government shall have the right to monitor and inspect the development, utilization, transfer, lease, mortgage, and termination of the land use right herein.

   Article 16. If Party B does not pay when due any payment required to be made hereunder (excluding the sale price), Party B shall pay 0.3% of the due amount per day as the overdue fine starting from the overdue date.

   Article 17. If Party B does not develop the land after obtaining the right of use of the land as stipulated in this agreement, it shall pay a penalty for violation to the agreement equaling to 30% of the total selling price of the land use right. If Party B does not invest and develop the land in two consecutive years, Party A shall have the right to recall the land use right at no cost.


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   Article  18. If Party B can not  execute the right of use of the land on time as a result of Party A's fault, Party A shall compensate Party B with 20% of the total selling price of the land use right as a default penalty.

   Article 19. The set-up, validity, interpretation, fulfillment, and the solutions to disputes of this agreement will be protected and controlled by the laws of the People's Republic of China.

   Article 20. If a dispute occurs during the fulfillment of this agreement, the two parties shall consult each other and solve the dispute. If the two parties fail to reach a solution, both Party A and Party B hereby agree to apply for the arbitration to the local economic contract arbitration committee or bring a suit to the local court with jurisdiction.

   Article  21.  This  agreement  will  become  effective  upon  approval by the
   authorities   concerned   after   being   signed  by  both   parties'   legal
   representatives.

   Article 22. The Chinese version of this agreement is the standard version. The six original copies of this agreement have the same legal authenticity.

   The appendix to this agreement, "The Conditions of Using the Land", is a component of this agreement and is equally authentic. Party B hereby agrees to use the land according to "The Conditions of Using the Land."

   Article 23. This agreement is signed in Sanhe City, Hebei Province, the People's Republic of China, on May 8, 1998.

   Article 24.  The addresses of the two parties are:

   Party A:                                 Party B:
   Sanhe City Land Management Bureau        Sanhe City Yanjiao Sinoway Biotech
   Hebei Province, P.R. China               Ltd.
   Add: Sanhe City                          Add: Yanjiao Development Zone

   Bank of account: Sanhe Industrial and    Bank of account:
                    Commercial Bank,
                    Yanjiao Branch

   Account #: 01402490033934                Account #:
   Postal Code: 065201                      Postal Code: 100024
   Tel: 0316-3312502                        Tel:

   Article 25. If there is any outstanding issue uncovered in this agreement, both parties shall consult each other and reach an agreement as appendix to this agreement. Such appendix shall have the same legal authenticity.

   Party A: Sanhe City Land Management      Party B: Sanhe City Yanjiao Sinoway
            Bureau                                   Biotech Ltd.
            Hebei Province, P.R. China

   Legal representative (signature):         Legal representative (signature):


                                   May 8, 1998